UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Lumen Technologies, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V65067-P25829-Z89372 Your Vote Counts! LUMEN TECHNOLOGIES, INC. 100 CENTURYLINK DR MONROE, LOUISIANA 71203-2041 LUMEN TECHNOLOGIES, INC. Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 13, 2025 You invested in LUMEN TECHNOLOGIES, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. Vote Virtually at the Meeting* May 13, 2025 8:30 a.m. CDT Virtually at: www.virtualshareholdermeeting.com/LUMN2025 *Please check the meeting materials for any special requirements for meeting attendance. Get informed before you vote View the Notice and Proxy Statement online OR you can receive a free paper or email copy of the materials by requesting them prior to April 29, 2025. If you would like to request a copy of the proxy materials for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. 2025 Annual Meeting Vote by May 12, 2025 11:59 PM ET. For shares held in a Plan, vote by May 8, 2025 11:59 PM ET.

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V65068-P25829-Z89372 1. Elect 11 directors 1a. Quincy L. Allen For 1b. Martha Helena Béjar For 1c. Christopher Capossela For 1d. Kevin P. Chilton For 1e. James Fowler For 1f. T. Michael Glenn For 1g. Michelle J. Goldberg For 1h. Kate Johnson For 1i. Hal Stanley Jones For 1j. Diankha Linear For 1k. Stephen McMillan For 2. Ratify the appointment of KPMG LLP as our independent auditor for 2025. For 3. Approval of a reverse stock split and related reduction of our authorized common shares. For 4. Approval of technical amendments to our Articles of Incorporation to: 4A. Update references to prior corporate statute For 4B. Clarify manner of electing directors For 4C. Lower the special meeting threshold For 4D. Remove outmoded reference to transition period For 5. Advisory vote to approve executive compensation. For 6. Shareholder proposal regarding simple majority voting. None NOTE: Designated proxies are authorized to transact such other business as may properly come before the annual meeting.